As filed with the Securities and Exchange Commission on December 18, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8893559 (I.R.S. Employer Identification No.)

55 East 52nd Street
New York, New York 10055
(212) 871-2000
(Address of principal executive offices)

DUFF & PHELPS CORPORATION 2007 OMNIBUS STOCK INCENTIVE PLAN
(Full title of the plan)

Edward S. Forman, Esq.
Executive Vice President, General Counsel and Secretary
Duff & Phelps Corporation
55 East 52nd Street
New York, New York 10055
(212) 871-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.01 per share (the "Class A Common Stock") of Duff & Phelps Corporation: shares subject to outstanding stock options under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan (the "Plan")	2,067,561	$16.00	$33,080,976	$1,015.59	(2)
Class A Common Stock of Duff & Phelps Corporation: shares subject to outstanding grants of restricted stock under the Plan	55,792	$19.55	$1,090,734	$33.49	(3)
Class A Common Stock: shares available for future grants under the Plan	4,026,647	$19.16	$77,150,557	$2,368.52	(4)

(1)
Represents the maximum number of shares of Class A Common Stock issuable under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Class A Common Stock.

(2)
Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the exercise price of $16.00 per share derived in accordance with Rule 457(h) from grants of options to purchase shares of Class A Common Stock on October 3, 2007 (such options to purchase 2,067,561 shares of Class A Common Stock at an exercise or grant price of $16.00 per share).

(3)
Estimated pursuant to Rules 457(h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Class A Common Stock as reported on the New York Stock Exchange on December 5, 2007, the date immediately preceding the grant date of applicable restricted shares of Class A Common Stock.

(4)
Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act on the basis of the average of the high and low sale prices for a share of Class A Common Stock as reported on the New York Stock Exchange on December 13, 2007.

EXPLANATORY NOTE

This registration statement registers shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of Duff & Phelps Corporation (the "Corporation") that may be issued and sold under the Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan (the "Plan").

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

The Corporation's prospectus, dated September 28, 2007, filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus").

The description of the Class A Common Stock contained in the Registration Statement on Form 8-A, dated September 21, 2007, filed with the SEC by the Corporation to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the Class A Common Stock offered hereby has been passed upon for the Corporation by Edward S. Forman, Executive Vice President, General Counsel and Secretary of the Corporation. Mr. Forman beneficially owns stock options exercisable for 100,000 shares of our Class A Common Stock and 47,668 New Class A Units of Duff & Phelps Acquisitions, LLC, exchangeable for 47,668 shares of our Class A Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

As permitted by Delaware law, Article Eighth of the Corporation's Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-143205), which is incorporated herein by reference, includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of its directors for monetary damages for any breach of fiduciary duty as a director.

As permitted by Delaware law, Article Ninth of the Corporation's Amended and Restated Certificate of Incorporation provides that (1) the Corporation is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) the Corporation is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) the Corporation is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive. As permitted by the Delaware law, the Article Ninth of the Corporation's Amended and Restated Certificate of Incorporation also provides the Corporation with the authority to purchase insurance covering the Corporation's directors and officers against any such expense, liability or loss asserted against them in their capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Stockholders Agreement, dated September 5, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited*

4.2	Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation*

4.3	Amended and Restated By-Laws of Duff & Phelps Corporation*

4.4	Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC*

5.1	Opinion of Edward S. Forman, Executive Vice President, General Counsel and Secretary of Duff & Phelps Corporation

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Ernst & Young LLP

23.5	Consent of Edward S. Forman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan*

* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-143205), filed with the SEC.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on December 18, 2007.

DUFF & PHELPS CORPORATION

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Duff & Phelps Corporation, a Delaware corporation, hereby constitutes and appoints Edward Forman and Jacob Silverman and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Noah Gottdiener	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 18, 2007
Noah Gottdiener

/s/ Gerard Creagh	President and Director	December 18, 2007
Gerard Creagh

/s/ Jacob Silverman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2007
Jacob Silverman

/s/ Robert Belke	Director	December 18, 2007
Robert Belke

Signature	Title	Date

/s/ Peter Calamari	Director	December 18, 2007
Peter Calamari

/s/ William Carapezzi	Director	December 18, 2007
William Carapezzi

/s/ Harvey Krueger	Director	December 18, 2007
Harvey Krueger

/s/ Sander Levy	Director	December 18, 2007
Sander Levy

/s/ Jeffrey Lovell	Director	December 18, 2007
Jeffrey Lovell

EXHIBIT INDEX

Exhibit No.	Description
4.1	Stockholders Agreement, dated September 5, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited*

4.2	Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation*

4.3	Amended and Restated By-Laws of Duff & Phelps Corporation*

4.4	Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC*

5.1	Opinion of Edward S. Forman, Executive Vice President, General Counsel and Secretary of Duff & Phelps Corporation

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Ernst & Young LLP

23.5	Consent of Edward S. Forman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	Duff & Phelps Corporation 2007 Omnibus Stock Incentive Plan*

* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-143205), filed with the SEC.